Exhibit 10.124

CONFIDENTIAL - SPECIAL HANDLING

March 2, 2011

Mr. George Riedel

1 Meadowbrook Road

Weston, MA 02493

Dear George:

I write to confirm an amendment to both your: i) Employment Agreement (“Agreement”), dated April 29, 2010, and ii) subsequent amendment to this Agreement dated November 10, 2010. It is agreed that this amendment shall revise the Extended Termination Date (as defined in the Agreement) to be August 31, 2011.

Further, you understand and agree that the revised Extended Termination Date above is the only amendment made to the Agreement. If you are in accord with this amendment please sign and return one copy of this letter to me while retaining a copy for your file.

Sincerely,

NORTEL NETWORKS INC.

/S/ JOHN RAY
John Ray
NNI Principal Officer

ERNST & YOUNG INC

in its capacity as Monitor of Nortel Networks Corporation et al.

and not in its personal capacity consents to this amendment

/S/ MURRAY MCDONALD
Murray McDonald
President

Accepted this 2nd day of March, 2011

/S/ GEORGE RIEDEL
George Riedel